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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated February 1, 2002, except for Notes 2 and 16 as to which the date is June 28, 2002, relating to the consolidated financial statements of Las Vegas Sands, Inc., which appears in such Registration Statement. We also consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated February 1, 2002 relating to the financial statement schedule of Las Vegas Sands, Inc., which appears in such Registration Statement.

We also consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated February 1, 2002, except for Notes 2 and 14 as to which the date is June 28, 2002, relating to the consolidated financial statements of Venetian Casino Resort, LLC, which appears in such Registration Statement. We also consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated February 1, 2002 relating to the financial statement schedule of Venetian Casino Resort, LLC, which appears in such Registration Statement.

We also consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated February 1, 2002, except for Notes 2 and 9 as to which the date is June 28, 2002, relating to the financial statements of Grand Canal Shops Mall Subsidiary, LLC, which appears in such Registration Statement.

We also consent to the references to us under the headings "Experts", "Summary Historical and Pro Forma Financial and Other Data" and "Selected Financial and Other Data" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
November 15, 2002